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                                             Exhibit 23(o)(ii) under Form N-1A
                                            Exhibit 24 under Item 601/Reg. S-K

                              POWER OF ATTORNEY


      Each  person  whose  signature  appears  below  hereby  constitutes  and appoints the Secretary and Assistant Secretary(ies) of BBH Common Settlement Fund, Inc. and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE



/s/ Charles O. Izard                President                February 18, 2003
Charles O. Izard                    (Principal Executive Officer)






Sworn to and subscribed before me this 18th day of February, 2003.




/s/ Maria Batista

Maria Batista
Notary Public, State of New York
No. 01BA6014971
Commission Expires Oct. 19, 2006
Member, Pennsylvania Association of Notaries